UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 9, 2014

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities.

On June 9, 2014, Goldrich Mining Company (the “Registrant”) closed the first tranche of a private placement of its common stock and warrants to purchase shares of its common stock.  The private placement resulted in gross proceeds to the Company of approximately $781,000. The aggregate proceeds of the private placement will be used primarily for ongoing development of Goldrich’s Chandalar property in Alaska and general operating expenses.

Pursuant to the private placement, the Company sold 14,208,637 units at a price of $0.055 per unit.  Each unit consists of one share of the Company’s common stock, and one half of a Series N warrant.  Each full Series N warrant is exercisable to purchase one additional share of common stock of the Company at $0.11, for a period of five years following the date of issuance.

Of the total issuance, officers and directors of the Company purchased 487,272 units, contributing $26,800 of the total proceeds of the private placement.  Such units were purchased on the same terms and conditions as the purchase of units by other investors in the private placement.

The terms of the warrants include a call option for the Company.  In the event that the Company’s common shares trade at a weighted volume average price equal to or greater than $0.22 for a period of 20 out of 30 consecutive trading days at any time following the issuance of the respective warrants, and the average trading volume of the common stock for 20 out of 30 consecutive trading days was at least 120,000 shares, the Company may, in its sole discretion, accelerate the expiration date of the respective warrants by giving written notice to the holders thereof within 14 business days of the occurrence thereof, and in such case, the warrants will expire on the close of business on the date next preceding the Redemption Date.  The Company’s right to call the warrants is also dependent on (i) a registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”), registering for sale the Warrant Shares, has been filed with the United States Securities and Exchange Commission and is in effect on the date of written notice of the redemption (the “Notice Date”) and the redemption date contained therein and (ii) there exists on the Notice Date a public trading market for the Company's common stock and such shares are listed for quotation on the NASDAQ Stock Market, the OTC Electronic Bulletin Board, or a national securities exchange The Company granted piggyback registration rights to such investors.

Item 7.01

Regulation FD Disclosure.

On June 9, 2014, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the closing of the first tranche of the private placement.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this Current Report on Form 8-K and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release, dated June 9, 2014*

* This exhibit is intended to be furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: June 10, 2014	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer